UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016 (October 18, 2016)

SINO FORTUNE HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2299 West Yan’an Road, Shanghai Mart Tower, 24th Floor, Room 2403, Changning District, Shanghai 200336, China

(Address of Principal Executive Offices)

Registrant’s telephone number: +86 021-2357-0077

17A&B, China Merchants Tower, Wanchai Road, Shekou, Nanshan, Shenzhen 518000, China

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 18, 2016, Sino Fortune Holding Corporation (“we” or the “Company”) entered into subscription agreements with an aggregate of two hundred and seven (207) investors (the “Investors”) for the purchase and sale of an aggregate of 18,860,246 shares of common stock of the Company, par value $0.001 (the “Shares”), at prices ranging from US$0.40 to US$0.41 and US$0.425 per share for total gross proceeds of RMB 51,252,322 (approximately, $7,878,670) (the “Offering”). The proceeds from the Offering will be used for general corporate purposes, including infrastructure, product development, marketing, investments and sales and working capital. Details of the sales of the Shares are provided in Item 3.02 of this Current Report on Form 8-K and incorporated herein by reference.

Also on October 18, 2016 (the “Effective Date”), the Company entered into escrow agreements with the Investors and Sichenzia Ross Ference Kesner LLP (“SRFK”), pursuant which the Company and the Investors appointed SRFK as the escrow agent and agreed to place the Shares in an escrow account maintained by SRFK until the second anniversary of the Effective Date.

The foregoing description of the subscription agreements and the escrow agreements does not purport to be complete and is qualified in their entirety by reference to the full text of the form of subscription agreement entered into by and between the Company and the Investors under the Offering and escrow agreement entered into by and among the Company, the investors and SRFK which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On October 18, 2016, we completed a private placement offering of 18,860,246 shares at prices ranging from US$0.40 to US$0.41 and US$0.425 per share for total gross proceeds of RMB 51,252,322 (approximately, $7,878,670)to an aggregate of two hundred and seven (207) investors in connection with the Offering that had not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and that had not been reported on our previously filed periodic reports filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to Rule 903 of Regulation S of the Securities Act. No commissions were paid by the Company in connection with the Offering.

We completed this Offering of the Shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the Shares was completed in “offshore transactions”, as defined in Rule 902(h) of Regulation S. We did not engage in any “directed selling efforts”, as defined in Regulation S, in the United States in connection with the sale of the Shares. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the Shares for the account or benefit of a U.S. person.

Each of the investors represented that he/she was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investors agreed by execution of the subscription agreement for the Shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO FORTUNE HOLDING CORPORATION

Date: October 20, 2016

	By:	/s/ Bodang Liu
	Name:	Bodang Liu
	Title:	Chief Executive Officer